Law Office of Abby Ertz
3960 W Point Loma Blvd. Ste. H-436
San Diego, CA 92110
Telephone: (619) 840-4566
Facsimile: (619) 564-8753
Email: abbyertz@yahoo.com

Via USPS Mail and Facsimile to (702) 734-0336

May 15, 2009

Board of Directors
Educators Academic Journal, Inc.
2620 Regatta Drive #102
Las Vegas, NV 89128

RE: Updated Legal Opinion Pursuant to SEC Form S-1 Registration Statement – Educators Academic Journal, Inc. (the “Company”), a Nevada corporation

Ladies and Gentlemen:

At your request, I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the “Registration Statement”) which you are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration and proposed sale of up to 500,000 shares of Common Stock, par value $0.001 per share, which may be sold at a price of $0.02 per share, pursuant to a resolution of the Board of Directors dated October 27, 2008 authorizing such issuance, as well as the proposed sale by five(5) individual shareholders  (the “Selling Shareholders”) of up to 12,000,000 shares of Common Stock .  The Selling Shareholders are identified in the Registration Statement on Form S-1.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares.  Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.  My review determined that sufficient information was obtained from public sources as well as the company books and records, such that I am able to render the opinion expressed herein.

In such examinations, I have assumed the following:

(a)	The legal capacity of all natural persons;

(b)	The authenticity and completeness of all instruments presented to me as original documents;

(c)	The conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies;

(d)	The genuineness of all signatures; and

(e)	The truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

I have examined such documents in light of the applicable laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered.  I am of the opinion that 12,000,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable.  I am also of the opinion that the 500,000 Shares that are being offered by the Company, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefore in accordance with the terms of the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the status of the shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus.  In giving this consent, I do not hereby admit that I am an “expert” under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.  Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,

/s/ Abby L. Ertz, Esq.